UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: February 11, 2005

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        Pursuant to discussions initiated by the Board of Directors in August 2004, the company executed an employment agreement with Kenneth M. Jastrow, II, Chairman and Chief Executive Officer of the company, on February 11, 2005. The agreement has a three-year term, but is automatically extended by one year on the first anniversary of the effective date and each anniversary thereafter unless notice of nonrenewal is given at least one year in advance of such anniversary date.

        During the term of the agreement, Mr. Jastrow will receive a base salary, which may not be reduced below its current level or any increase subsequently granted. He will be eligible for a performance-based annual cash bonus, employee benefits, equity (long-term incentive plan) grants, and other perquisites.

        Following the termination of his employment for any reason other than by the company for cause, Mr. Jastrow and his spouse will continue to receive medical and dental benefits. If Mr. Jastrow’s employment is terminated by the company without cause or by Mr. Jastrow for good reason (including failure to be reelected to the board, required relocation, or failure to pay compensation and benefits), he will be entitled to three years’ salary, bonus, and benefits. If Mr. Jastrow’s employment is terminated by reason of his death or disability, he or his estate will receive a benefit equal to his salary and target bonus for the portion of the year in which his death or disability occurred. If Mr. Jastrow’s employment is terminated following a change in control of the company, the change in control agreement will apply instead of the employment agreement, generally except with respect to medical and dental benefits.

    Mr. Jastrow’s change in control agreement was amended on February 11, 2005, to provide that if Mr. Jastrow gives the company notice during the thirty (30) day period beginning six (6) months after a change in control that he no longer wishes to be employed, he will receive the same severance payments and benefits as if the company had terminated his employment without cause.

        Copies of the employment agreement and the amendment to the change in control agreement are filed as exhibits to this current report on form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Employment agreement between the company and Kenneth M. Jastrow, II, dated February 11, 2005.
10.2	Amendment dated February 25, 2005, to change in control agreement between the company and Kenneth M. Jastrow, II.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: February 11, 2005	By: /s/ M. Richard Warner
Name: M. Richard Warner Title: President

EXHIBIT INDEX

Exhibit	Description	Page
10.1	Employment agreement between the company and Kenneth M. Jastrow, II, dated February 11, 2005.	5

10.2	Amendment dated February 11, 2005, to change in control agreement between the company and Kenneth M. Jastrow, II.	22